EXHIBIT 10.40

AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT (“Amendment”) to that certain AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Employment Agreement”) dated April 1, 2018 by and between EVO Investco, LLC, a Delaware limited liability company (the “Company”), and Michael L. Reidenbach (“Executive”), is made and entered into effective as of February 24, 2021  (the “Effective Date”).

BACKGROUND

The Company and Executive mutually desire to amend the Employment Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Section 5.2(a) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

(a)Termination for Cause or at Election of Executive.  If Executive’s employment is terminated for Cause pursuant to Section 5.1(a), or at the election of Executive pursuant to Section 5.1(c), the Company shall pay to Executive the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company (the “Accrued Benefits”).  In addition, if Executive’s employment is terminated at the election of Executive pursuant to Section 5.1(c), all unvested equity and similar grants received by Executive under the EVO Payments, Inc. Amended and Restated 2018 Omnibus Incentive Stock Plan and any similar plan under which senior executive employees of the Company participate shall immediately and fully vest as of the Termination Date provided (i) such Termination Date occurs on or after the date Executive’s age plus length of service under the Employment Agreement and the Prior Agreement (both calculated in completed, whole years) is equal to or greater than the number 70, and (ii) Executive has provided the Company notice of such election not less than six (6) months prior to such Termination Date.

2.Subject to the amendment set forth in Paragraph 1 above, the Employment Agreement shall remain in full force and effect in accordance with its terms.
3.This Amendment may be executed in two or more counterparts, which taken together shall constitute one instrument.

(signatures on following page)

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.

EVO INVESTCO, LLC

/s/ James G. Kelly

By:
Name: James G. Kelly
Title: Chief Executive Officer

EXECUTIVE

/s/ Michael L. Reidenbach

Michael L. Reidenbach